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                           AMENDED AND RESTATED BYLAWS
                                       OF
                       OMNILYNX COMMUNICATIONS CORPORATION
                            (a Delaware corporation)

                                    ARTICLE 1

                                     OFFICES

             Section 1.1 PRINCIPAL OFFICE. The principal office of OmniLynx Communications Corporation (the "Corporation") will be in Hauppauge, New York. The Board of Directors of the Corporation (the "Board of Directors") may elect to relocate the principal office of the Corporation from time to time as it shall deem necessary and proper.

             Section 1.2 OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

             Section 2.1 PLACE OF MEETINGS. All meetings of the stockholders will be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

             Section 2.2 ANNUAL MEETINGS. An annual meeting of Stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. Only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, no less than 60 days nor more than 120 days prior to the anniversary date of the mailing to stockholders of the notice of meeting for the immediately preceding annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be

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delivered to or mailed and received at the principal executive offices of the
Corporation not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such proposal, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. In addition, if the stockholder's ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything else in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.2. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

             Section 2.3 NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting, stating the place, day and hour thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

             Section 2.4 SPECIAL MEETING. Except as otherwise required by law or the Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors (the "Chairman of the Board"), the Chief Executive Officer, the President, the Board of Directors by the written order of a majority of the entire Board of Directors or upon the written request of stockholders owning not less than two-thirds of the shares of capital stock of the Corporation issued, outstanding and entitled to vote at such meeting delivered to the President or Secretary that states the purpose or purposes of the proposed meeting.

             Section 2.5 NOTICE OF SPECIAL MEETING. Written notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

             Section 2.6 BUSINESS AT SPECIAL MEETING. Business transacted at all special meetings will be confined to the purpose or purposes stated in the notice.

             Section 2.7 STOCKHOLDER LIST. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, will be prepared by the Secretary. Such list, for a period of ten days prior to such meeting, will be kept on file at the registered office of the Corporation and will be subject to inspection by any stockholder at any time during usual business hours. Such list will also be produced and kept open at the time

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and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

             Section 2.8 QUORUM. The holders of at least one-half of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting as originally notified.

             Section 2.9 VOTING. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, each stockholder will have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy will decide any question brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under (a) the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, (b) the requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (c) any provisions of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such (a) stockholder approval policy, (b) the Exchange Act or (c) Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). Unless otherwise provided in the Certificate of Incorporation or these Bylaws in accordance with the DGCL, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

             Section 2.10 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

             Section 3.1 POWERS. The business and affairs of the Corporation will be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and

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do all such lawful acts and things as are not by law, by the Certificate of
Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

             Section 3.2 NUMBER OF DIRECTORS. The number of directors which constitute the whole Board of Directors will be no more than twelve, as such number shall be determined by resolution of the Board of Directors from time to time; PROVIDED, HOWEVER, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director; PROVIDED FURTHER, HOWEVER, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Exchange Act, the number of directors which shall constitute the whole Board of Directors shall be not less than three.

             Section 3.3 NOMINATION. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.3, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.3.

             Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 120 days prior to the anniversary date of the mailing to stockholders of the notice of meeting for the immediately preceding annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as

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a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

             The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 3.3 and he shall so declare to the meeting, and the defective nomination shall be disregarded.

             Section 3.4 ELECTION AND TERM. Subject to the requirements of the Certificate of Incorporation, the directors of each class shall be elected at the annual meeting of stockholders, except as provided in Section 3.5, and each director elected shall hold office until the expiration of his term and until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the Corporation.

             Section 3.5 VACANCIES. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until his term expires and until his successor shall be duly elected and shall qualify, unless sooner displaced.

             Section 3.6 RESIGNATION; REMOVAL. Any director may resign at any time. Unless otherwise prescribed by law or the Certificate of Incorporation, a director may be removed from office only for cause and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

                                    ARTICLE 4

                              MEETINGS OF THE BOARD

             Section 4.1. FIRST MEETING. The Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary; or the Board of Directors may meet at such place and time as is fixed by the consent in writing of all the directors.

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             Section 4.2  REGULAR MEETINGS. Regular meetings of the Board of
Directors may be held at such time and place either within or without the State of Delaware and with such notice or without notice as is determined from time to time by the Board of Directors.

             Section 4.3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or the Chairman of the Board on one days notice to each director, either personally or by mail or telegram. Special meetings will be called by the President or the Chairman of the Board in like manner and on like notice upon the written request of a majority of the Board of Directors.

             Section 4.4 QUORUM AND VOTING. At all meetings of the Board of Directors, a majority of the directors will be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

             Section 4.5 TELEPHONE MEETINGS. The Board of Directors may hold meetings in any manner permitted by law. Without limitation, at any meeting of the Board of Directors, a director may attend by telephone, radio, television, interactive media or similar means of communication by means of which all participants can hear each other which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

             Section 4.6 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors under applicable statutory provisions, the Certificate of Incorporation, or these Bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and filed with the minutes of the meetings of the Board of Directors or such committee, as the case may be.

                                    ARTICLE 5

                                   COMMITTEES

             Section 5.1 COMMITTEES OF DIRECTORS. The Board of Directors may establish an Audit Committee and a Compensation Committee, and may establish an Executive Committee and such other committees as may be established by resolution of a majority of the whole Board of Directors. Each of such committees shall consist of one or more members of the Board of Directors and shall have a chairman that is selected by the Board of Directors. Members of committees of the Board of Directors shall be elected annually by vote of a majority of the Board of Directors. The Chief Executive Officer shall be an ex-officio nonvoting member of each committee (except the Audit and Compensation Committees) of which he is not an official voting member. With respect to any

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committee (including the Audit and Compensation Committees) of which the Chief
Executive Officer is not an official voting member, the Chief Executive Officer shall be given notice of all committee meetings at the same time notice is given to committee members, and the Chief Executive Officer shall be afforded the opportunity to speak at the committee meeting. Presence of a majority of the committee members (not counting any ex-officio nonvoting members) shall constitute a quorum. Committees may act by majority vote of the voting members present at a meeting. Each of such committees shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in these Bylaws or by resolution of the Board of Directors. Each of such committees may authorize the seal of the Corporation to be affixed to any document or instrument. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of committees may be called by the chairman of the committee by written, telegraphic or telephonic notice to all members of the committee and the Chief Executive Officer and shall be at such time and place as shall be stated in the notice of such meeting. Any member of a committee may participate in any meeting by means of conference telephone or similar communications equipment. In the absence or disqualification of a member of any committee the chairman of such committee may, if deemed advisable, appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member. The chairman of the committee may fix such other rules and procedures governing conduct of meetings as he shall deem appropriate.

             Section 5.2 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, will have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except where action by the Board of Directors is specified by law. The Executive Committee will keep regular minutes of its proceedings and report the same to the Board of Directors when required.

             Section 5.3 AUDIT COMMITTEE. The Audit Committee shall consist of not less than two members of the Board of Directors. The Audit Committee shall be responsible for recommending to the entire Board of Directors engagement and discharge of independent auditors of the financial statements of the Corporation, shall review the professional service provided by the independent auditors, shall review the independence of independent auditors, shall review with the auditors the plan and results of the auditing engagement, shall consider the range of audit and non-audit fees, shall review the adequacy of the Corporation's system of internal audit controls, shall review the results of procedures for internal auditing and shall consult with the internal auditor of the Corporation with respect to all aspects of the Corporation's internal auditing program. In addition, the Audit Committee shall direct and supervise special investigations as deemed necessary by the Audit Committee.

             Section 5.4 COMPENSATION COMMITTEE. The Compensation Committee shall consist of not less than two members of the Board of Directors. The Compensation Committee shall

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recommend to the Board of Directors the compensation to be paid to officers and key employees of the Corporation and the compensation of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board of Directors, the Compensation Committee shall be responsible for administration of executive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and each member of the Compensation Committee shall have the power and authority to execute and bind the Corporation to such documents, agreements and instruments related to such plans and compensation as are approved by the Compensation Committee. In the alternative, the Compensation Committee may authorize any officer of the Corporation to execute such documents, agreements and instruments on behalf of the Corporation. In addition, the Compensation Committee shall review levels of pension benefits and insurance programs for officers and key employees.

             Section 5.5 OTHER COMMITTEES. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board of Directors deems appropriate except as provided to the contrary by law, the Certificate of Incorporation, or these Bylaws.

             Section 5.6 ADVISORY DIRECTORS. The Board of Directors may, by majority vote, appoint one or more advisory directors. Advisory directors shall serve at the Board of Directors' convenience solely to advise the Board of Directors, and shall have no formal responsibilities. No advisory director shall be entitled to vote at meetings of the Board of Directors, nor shall any advisory director be counted when determining whether there is a quorum at meetings of the Board of Directors. Advisory directors shall not be, by virtue of their position as advisory directors, agents of the Corporation, and they shall not have the power to bind the Corporation.

                                    ARTICLE 6

                            COMPENSATION OF DIRECTORS

             Directors, as such, shall receive such compensation for their services and such reimbursement of expenses as shall be determined by the Board of Directors.

                                    ARTICLE 7

                                     NOTICES

             Section 7.1 METHODS OF NOTICE. Whenever any notice is required to be given to any stockholder or director under the provisions of any law, the Certificate of Incorporation or these Bylaws, it will not be construed to require personal notice, but such notice may be given in writing by mail addressed to such stockholder or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors may also be given by telegram, by facsimile, by telephone or in person, and notice given by such means shall be deemed given at the time it is delivered.

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             Section 7.2  WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director under the provisions of any law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by law.

                                    ARTICLE 8

                                    OFFICERS

             Section 8.1 EXECUTIVE OFFICERS. The officers of the Corporation will consist of Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, and Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

             Section 8.2 ELECTION AND QUALIFICATION. The Board of Directors at its first meeting after each annual meeting of stockholders will elect the President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

             Section 8.3 OTHER OFFICERS AND AGENTS. The Board of Directors may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the Board of Directors.

             Section 8.4 SALARIES. The salaries of all officers of the Corporation will be fixed by the Board of Directors except as otherwise directed by the Board of Directors.

             Section 8.5 TERM, REMOVAL AND VACANCIES. The officers of the Corporation will hold office until their resignation or their successors are chosen and qualify. Any officer, agent or member of the Executive Committee elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause; PROVIDED, HOWEVER, that such removal shall be without prejudice to the contract rights, if any, of such removed party. If any such office becomes vacant for any reason, the vacancy will be filled by the Board of Directors.

             Section 8.6 CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors and stockholders and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolutions of the Board of Directors.

             Section 8.7 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one is elected, shall preside at meetings of the Board of Directors and stockholders if there is no Chairman of the Board, and shall supervise and have overall responsibility for the business, administration and operations of the Corporation. In general, he shall perform all duties as from time to time may be

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assigned to him by the Board of Directors. He shall from time to time make such reports of the affairs of the Corporation as the Board of Directors may require.

             Section 8.8 PRESIDENT. The President shall, subject to the Board of Directors, have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to such responsibilities including the powers of general manager; and the president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.

             Section 8.9 VICE PRESIDENT. The Vice Presidents in the order determined by the Board of Directors will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and will perform such other duties as the Board of Directors and President may prescribe.

             Section 8.10 SECRETARY. The Secretary will attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and will perform like duties for the standing committees when required. He will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors and President. He will keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary.

             Section 8.11 ASSISTANT SECRETARIES. The assistant secretaries in the order determined by the Board of Directors will perform, in the absence or disability of the Secretary, the duties and exercise the powers of the Secretary and will perform such other duties as the Board of Directors and President may prescribe.

             Section 8.12 TREASURER. The Treasurer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He will disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and will render to the Board of Directors and President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

             Section 8.13 ASSISTANT TREASURERS. The Assistant Treasurers in the order determined by the Board of Directors, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties as the Board of Directors and President may prescribe.

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             Section 8.14  OFFICER'S BOND. If required by the Board of
Directors, any officer will give the Corporation a bond (to be renewed as the Board of Directors may require) in such sum and with such surety or sureties as is satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                    ARTICLE 9

                             SHARES AND STOCKHOLDERS

             Section 9.1 CERTIFICATES REPRESENTING SHARES. The certificates representing shares of capital stock of the Corporation will be numbered and entered in the books of the Corporation as they are issued. They will exhibit the holder's name and number of shares and will be signed by the Chief Executive Officer, President or Vice-President and the Secretary or an Assistant Secretary. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

             Section 9.2 TRANSFER OF SHARES. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Notwithstanding the foregoing, no transfer will be recognized by the Corporation if such transfer would violate federal or state securities laws, the Certificate of Incorporation, or any stockholders' agreements which may be in effect at the time of the purported transfer. The Corporation may, prior to any such transfer, require an opinion of counsel to the effect that any such transfer does not violate applicable securities laws requiring registration or an exemption from registration prior to any such transfer.

             Section 9.3 FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books must be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date, in any case, to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of

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the Board of Directors declaring such dividend is adopted, as the case may be, will be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination will apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

             Section 9.4 REGISTERED STOCKHOLDERS. The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the Corporation is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

             Section 9.5 LOST CERTIFICATE. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE 10

                                     GENERAL

             Section 10.1 DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to law, the Certificate of Incorporation or these Bylaws. Such dividends may be declared at any regular or special meeting of the Board of Directors, and the declaration and payment will be subject to all applicable provisions of law, the Certificate of Incorporation and these Bylaws.

             Section 10.2 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors may determine to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

             Section 10.3 DIRECTORS' ANNUAL STATEMENT. The Board of Directors will present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

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             Section 10.4  CHECKS. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

             Section 10.5 LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

             Section 10.6 CONTRACTS. Except as otherwise provided in these Bylaws or by law or as otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President shall be authorized to execute and deliver, in the name and on the behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

             Section 10.7 CORPORATE RECORDS. The Corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

             Section 10.8 SEAL. The corporate seal will have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

             Section 10.9 FISCAL YEAR. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

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             Section 10.10  AMENDMENT. The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws. Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders; PROVIDED, HOWEVER, that the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of at least two-thirds of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

             Section 10.11 INDEMNIFICATION. Each director, officer and former director or officer of the Corporation, and any person who may have served or who may hereafter serve at the request of the Corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, is hereby indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification will not be deemed exclusive of any other rights to which such director, officer or other person may be entitled under any agreement, vote of stockholders, or otherwise. Without limitation, nothing in this section shall limit any indemnification provisions in the Certificate of Incorporation.

                                   Adopted by the Board of Directors
                                   and Stockholders on June 23, 1999


                                       /s/ Jeffrey W. Tomz
                                   ------------------------------------
                                   Jeffrey W. Tomz, Secretary


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